Exhibit 99.1

  SONUS NETWORKS RECEIVES EXPECTED FISCAL YEAR 2006 NASDAQ STAFF LETTER NOTING
                            DELAYED FORM 10-K FILING

    WESTFORD, Mass., March 8 /PRNewswire-FirstCall/ -- Sonus Networks, Inc. (Nasdaq: SONS), a leading supplier of service provider Voice over IP (VoIP) infrastructure solutions, today announced that it received, as expected, a NASDAQ Staff Determination letter on March 2, 2007, indicating that the Company is not in compliance with the NASDAQ continued listing requirements set forth in Marketplace Rule 4310(c)(14). The Determination letter relates to the delayed filing of the Company's Form 10-K for the fiscal year ended December 31, 2006.

    As previously announced, the Company received NASDAQ Staff Determination letters on August 14, 2006 and November 10, 2006, indicating that the Company was not in compliance with the NASDAQ continued listing requirements due to the delay in the filings of its Forms 10-Q for the fiscal quarters ended June 30, 2006 and September 30, 2006. On December 28, 2006, the NASDAQ Listing Qualifications Panel (the Panel) granted the Company an exception to NASDAQ's filing requirements until February 12, 2007. The delayed filing of the Company's Form 10-K for 2006 constitutes an additional deficiency under NASDAQ's rules.

    On February 8, 2007, the Company announced that the NASDAQ Listing and Hearing Review Council (the Listing Council) had called for review the Panel's December 28, 2006 decision and determined to stay any suspension or delisting action by the Panel on or after the February 12, 2007 deadline.

    The Listing Council has not rendered a determination regarding whether to grant the Company additional time to regain compliance with NASDAQ's filing requirement. The Company's stock will remain listed on the NASDAQ Stock Market pending further action by the Listing Council.

    The Company is working diligently toward the completion of its restated financial statements and the filing of its periodic reports with the Securities and Exchange Commission to regain compliance with NASDAQ's listing requirements.

    About Sonus Networks

    Sonus Networks, Inc. is a leading provider of Voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus' voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

    This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Item 1A "Risk Factors" of Sonus' Quarterly Report on Form 10-Q dated May 8, 2006, filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company's announced review of its historical stock option grants and accounting, including the impact on the Company's financial statements or results, any tax liabilities or penalties, the Company's inability to timely report with the Securities and Exchange Commission, the Company's potential inability to meet NASDAQ requirements for continued listing, potential investigations, regulatory actions or litigation arising out of the review or any restatement; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the company. Any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

    Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

    For more information, please contact:

    Investor Relations:
    Jocelyn Philbrook
    978-614-8672
    jphilbrook@sonusnet.com

    Media Relations:
    Sarah McAuley
    978-614-8745
    smcauley@sonusnet.com

SOURCE  Sonus Networks, Inc.
    -0-                             03/08/2007
    /CONTACT: Sarah McAuley, Media Relations of Sonus Networks, Inc., +1-978-614-8745, smcauley@sonusnet.com /
    /Web site: http://www.sonusnet.com/
    (SONS)